Exhibit 10.7

REAL ESTATE SALES CONTRACT

THIS REAL ESTATE SALES CONTRACT (this “Contract” or “Agreement”) is made effective as of August 14, 2009 (the “Effective Date”) between NORTHAMERICAN TERMINALS MANAGEMENT, INC. (“Buyer”) and YRC Worldwide Inc. (“Seller”).

WITNESSETH

In consideration of Ten Dollars ($10.00) and the mutual covenants and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, Buyer hereby agrees to buy, and Seller hereby agrees to sell, upon the following terms and conditions, the Property (defined below in Section 7 (C)).

1. PURCHASE PRICE. The purchase price for the Property shall be Forty Million Five Hundred Sixty-Five Thousand Six Hundred Forty-Three and No/100 Dollars ($40,565,643) (the “Purchase Price”), as may be adjusted in accordance with Section 7(C) and allocated to the Properties as set forth on Exhibit A, payable at the time of the applicable Closing (as defined in Section 8) by applying the applicable portion of the Deposit (as defined in Section 2) and Buyer paying the balance by cash, cashier’s check, certified check or wire transfer of funds, in each case, paid to the order of Seller.

2. DEPOSIT. Buyer shall deposit with the Escrow Agent (as defined in Section 9) within five (5) business days following the Effective Date, the sum of Two Hundred Two Thousand Eight Hundred Twenty Eight and No/100 Dollars ($202,828.00) (the “Initial Deposit”). Upon the tender by the Buyer of a Notice of Commencement (as defined in Section 7(B) below), Buyer shall deposit with the Escrow Agent an additional deposit equal to the sum of one half percent (.5%) of the Purchase Price allocated to the Properties referenced in such Notice of Commencement (each an “Additional Deposit;” and collectively with the Initial Deposit, the “Deposit”). The Deposit shall be held by the Escrow Agent and shall be applied against the Purchase Price at the applicable Closing in accordance with the allocation of the Deposit to the Properties as reflected on Exhibit A.

3. POSSESSION. Possession of each Property shall be given to the Buyer immediately after the applicable Closing, subject to the terms of a Leaseback (as defined in Section 16).

4. EVIDENCE OF TITLE.

(A) Buyer may obtain a survey (“Survey”) of each Property within the Inspection Period (as defined in Section 7(B)). Within fifteen (15) days of receipt of a Notice of Commencement with respect to a Property, Seller shall obtain and cause to be delivered to Buyer a title insurance commitment issued by Chicago Title Insurance Company or one of its affiliates through the Escrow Agent (the “Commitment”) for such

Property, pursuant to which the title insurance company commits that at the applicable Closing it will issue its owners policies of title insurance (“Buyer’s Policies”), insuring fee simple title to the applicable Property to be in Buyer’s name in the total amount of the allocated Purchase Price), free and clear of all liens, encumbrances, restrictions and conditions of title except the following (the “Permitted Exceptions”): (1) utility easements for utility service to the Property, (2) zoning ordinances, (3) legal highways, (4) real property taxes (and their lien, if any) which are not delinquent as of Closing, (5) assessments which are not delinquent as of Closing, (6) rights of way and easements which do not materially adversely affect title to or use or value of the Property, (7) any other restrictions, easements, encumbrances or other matters which do not materially adversely affect title to or use or value of the Property, (8) those matters disclosed in any Survey which do not materially adversely affect title to or use or value of the Property, and (9) a Leaseback. Any liens, encumbrances, restrictions and conditions of title or Survey, if applicable, other than the “Permitted Exceptions” are herein referred to as the “Non-Permitted Exceptions”.

(B) Buyer shall notify Seller in writing of any Non-Permitted Exceptions to which Buyer objects within five (5) days following Buyer’s receipt of the Commitments and Surveys, if applicable, but in no event later than the expiration of the Inspection Period. If Buyer does not provide Seller with said notice prior to the expiration of the earlier of (i) such five (5) day period and (ii) the Inspection Period, Buyer shall be deemed to have accepted the state of title disclosed in the Commitments and shall have waived any right to object to any exceptions to Seller’s title or the Surveys.

(C) Seller may, but shall not be obligated to, remove any Non-Permitted Exceptions so objected to by Buyer within five (5) days after receipt of Buyer’s written notice under Section 4(B). Seller shall not be required to bring any action or proceeding or otherwise incur any expense in order to remove any such Non-Permitted Exception. If Seller is unable or elects not to remove any such Non-Permitted Exception within such five (5) day period, the portion of the Deposit received by Seller and allocated to such Property on Exhibit A shall be returned to Buyer forthwith and this Contract shall automatically terminate with respect to such Property, relieving the parties of any further obligations and/or liabilities hereunder with respect to such Property unless Buyer notifies Seller in writing within five (5) days after the expiration of such five (5) day period that Buyer is willing to accept such title as Seller may be able to convey, without reduction of the Purchase Price and without further obligation on the part of the Seller.

5. DEED. Seller shall convey, or cause the applicable Related Company (defined below in Section 7(E)) to convey, to Buyer fee simple title to each Property by recordable limited or special warranty deed or other equivalent form of deed (the “Limited Warranty Deed”). The parties agree that the Limited Warranty Deeds shall warrant title only as against those persons claiming by, through or under Seller or the Related Company, as applicable, but not otherwise, and shall be subject to the Permitted Exceptions and to all Non-Permitted Exceptions accepted or deemed accepted by Buyer. Buyer shall pay all costs of recording each Limited Warranty Deed, all cost of title insurance and all transfer and conveyance taxes and fees.

6. UTILITIES, REAL ESTATE TAXES AND ASSESSMENTS, SELLER IMPROVEMENTS. At the applicable Closing, Seller shall pay all delinquent real estate taxes and assessments, including penalties and interest. There will be no proration of real estate taxes, utilities, insurance or other items customarily apportioned in sales of real property in the jurisdiction in which the Property is located. Instead, each Leaseback shall provide that from and after the applicable Closing Date (as defined in Section 8), the Seller shall be responsible for the payment of all real estate taxes and assessments, insurance premiums, utility charges and other items customarily apportioned in sales of real property related to each Property that accrues or is due at any time prior to the date of termination of the applicable Leaseback with respect to each Property (including that which is due or accrues at any time prior to the commencement date of the applicable Leaseback). This provision shall survive Closing.

7. INSPECTION; DUE DILIGENCE; LENDER CONSENT.

(A) Seller agrees to provide Buyer with copies of any surveys of the Property in Seller’s possession. Buyer, at its own expense, may have any such surveys updated or may obtain new surveys. Seller grants to Buyer and persons designated by Buyer permission to enter upon each Property during the applicable Inspection Period in order to make surveys, bores, soil bearing tests and other tests, provided that said surveys and tests shall be approved in advance by the applicable Seller and shall be so conducted as not to damage the Property. Buyer hereby agrees to indemnify, defend and hold Seller harmless from and against any and all damages, liens, injuries, actions, claims or costs, including reasonable attorneys fees, arising in any manner, directly or indirectly, from Buyer’s or its designees’ activities on or with respect to the Property, which indemnity shall survive the termination of this Agreement for six months. Buyer shall (i) keep all information, data and reports concerning or arising from any such tests confidential to the extent permitted by applicable law and shall not disclose or divulge the same to any third party (other than a lender making a mortgage loan to Buyer with respect to the Property and any other parties who have a need to know in connection with Buyer’s contemplated purchase of the Property) without Seller’s prior written consent, which Seller may withhold in its sole and absolute discretion, and (ii) provide copies of all such information, data and reports to Seller upon written request therefor from Seller.

(B) As to any Property Buyer shall have forty-five (45) days from the date that Buyer tenders to Seller written notice that Buyer has commenced its due diligence with respect to the applicable Property (“Notice of Commencement”) within which to conduct the surveys and tests referred to in Section 7(A) (the “Inspection Period”) with respect to the Property identified in the Notice of Commencement. Buyer shall not have the right to provide a Notice of Commencement for the Contingent Sale Property (as defined in Section 7(G)) until such time as Buyer has received the Release (as defined in Section 7(G)) for such Contingent Sale Property. In the event that Buyer does not terminate this Contract pursuant to Section 7(C) below, Buyer agrees to accept the Property in its present condition as of the Effective Date, subject to Section 15(I) and ordinary wear and tear. Buyer represents and warrants that it is qualified through experience and training to make such investigation of the condition of the Property, both as to the type of investigation and as to the extent of the investigation, and that if Buyer is not qualified to make such investigation Buyer shall have the investigation made by persons who are so qualified. In purchasing and accepting the Property in its present condition, Buyer represents that it will rely solely upon its own investigation and will not rely upon any investigation or disclosure of Seller regarding the Property. At any time after thirty (30) days following the Effective Date, Seller may terminate, by written notice to Buyer (“Termination Notice”), this Contract as to any Property that Buyer has not tendered to Seller a Notice of Commencement prior to the date of the Termination Notice. If Seller properly terminates this Contract as to any Property, the applicable Property shall automatically be deleted from the definition of Property in this Contract, the Purchase Price reduced by the Purchase Price allocated to the applicable Property on Exhibit A, and the portion of the Deposit received by Seller allocated to the applicable Property on Exhibit A returned to Buyer.

(C) During the Inspection Period (and at any time with respect to any Property that Buyer has not tendered a Notice of Commencement to Seller), Buyer may terminate this Contract with respect to such Property upon written notice to Seller for any reason whatsoever in Buyer’s sole discretion, in which event the portion of the Deposit received by Seller allocated to the applicable Property on Exhibit A shall be returned to Buyer and this Agreement shall be terminated with respect to such Property. If Buyer fails to give such notice of termination to Seller prior to the end of the Inspection Period, Buyer shall be deemed to have waived any objection to the Property and to have affirmed this Contract and elected to purchase the Property with no reduction in the Purchase Price. For purposes of this Contract, the “Property” shall be defined as those properties listed on of Exhibit A.

(D) Except as otherwise expressly provided herein, Seller has not made, and shall not be deemed to have made, and Buyer has not relied upon, any representation or warranty, either express or implied, to Buyer, or any person representing Buyer, or any person or entity upon which Buyer relies in purchasing the Property as to any matter whatsoever concerning the Property except for any representation or warranty expressly set forth in this Contract. Buyer acknowledges that the purchase of the Property by Buyer is on an “AS IS” basis. BUYER EXPRESSLY AGREES TO ACCEPT THE PROPERTY “AS IS” AND “WHERE IS.” SELLER SHALL UNDER NO CIRCUMSTANCES BE DEEMED TO HAVE MADE, AND SELLER HEREBY DISCLAIMS, ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE CONDITION OF THE PROPERTY AND EACH PART THEREOF, ANY ENVIRONMENTAL CONDITION WITH RESPECT TO THE PROPERTY (INCLUDING, WITHOUT LIMITATION, THE PRESENCE OF ANY POLLUTANT OR CONTAMINANT, INCLUDING ANY HAZARDOUS SUBSTANCE, IN, ON OR UNDER THE PROPERTY), AND THE ADEQUACY, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE PROPERTY OR ANY PART THEREOF. SELLER SHALL NOT BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, BUSINESS INTERRUPTION OR STRICT OR ABSOLUTE LIABILITY IN TORT, OCCASIONED BY OR ARISING IN CONNECTION WITH

THE CONDITION OR ANY ALLEGED CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, LIABILITY ARISING OUT OF ANY ENVIRONMENTAL CONDITION WITH RESPECT TO THE PROPERTY (INCLUDING, WITHOUT LIMITATION, THE PRESENCE OF ANY POLLUTANT OR CONTAMINANT, INCLUDING ANY HAZARDOUS SUBSTANCE, IN, ON OR UNDER THE PROPERTY). Seller has furnished to Buyer the documentation relative to the condition of the Property listed on Exhibit “B” attached hereto and made a part hereof, but Seller has not made, and hereby disclaim, any representation or warranty with respect to the accuracy or completeness of such documentation. Seller shall not be obligated to conduct any inquiry or investigation regarding the condition of the Property in connection with this Contract. The provisions of this Section 7(D) shall survive the delivery and recording of the Limited Warranty Deeds for record.

(E) Notwithstanding the foregoing paragraph (D), subject to the Seller Bank Approvals (as such term is defined in Section (F)) and obtaining the Release to the Contingent Sale Property, Seller represents, warrants and covenants that, on the date hereof and on the applicable Closing Date for a Property: (i) it has full right and power and is duly authorized to enter into and perform this Agreement and each other agreement, certificate or other document executed by it in connection with the sale of the Property (collectively, the “Purchase Documents”); (ii) it owns and/or controls each entity that owns the Property (each a “Related Company”); (iii) there are no actions, suits or proceedings pending or, to the knowledge of Seller, threatened against or affecting Seller which, if determined adversely to Seller, would adversely affect its ability to perform its obligations under the Purchase Documents; and (iv) neither the execution, delivery or performance of the Purchase Documents (a) conflicts with, breaches or constitutes a default under, or will conflict with, breach or constitute a default under, (1) the charter documents or by-laws of Seller, (2) to the best of Seller’s knowledge, any law or any order, writ, injunction or decree of any court or governmental authority, or (3) any agreement or instrument to which Seller is a party or by which it is bound or (b) results or will result in the creation or imposition of any lien or other encumbrance upon its property pursuant to any such agreement or instrument. These representations shall survive Closing.

(F) Notwithstanding any provision to the contrary contained herein, Buyer acknowledges and agrees that Seller’s obligation to close the transaction contemplated in this Contract is subject to Seller obtaining any required consent, approval, waiver or release from JPMorgan Chase (the “Seller Bank Approvals”). In the event, after using good faith efforts, Seller has not obtained the Seller Bank Approvals for the sale of a Property for which Buyer has provided a Notice of Commencement on or before the applicable Closing Date for such Property (as such may be extended pursuant to the terms hereof), Buyer and Seller shall each have the right to terminate this Contract with respect to such Property by providing written notice to the other, in which case Escrow Agent shall refund the portion of the Deposit received by Seller allocated to the such Property on Exhibit A to Buyer, and Seller and Buyer shall have no further rights or obligations under this Contract with respect to such Property, except those which expressly survive such termination. If Buyer or Seller terminates this Contract pursuant to this Section 7(F)

with respect to a Property, Seller shall pay to Buyer a “Breakup Fee” equal to one percent (1%) of the Purchase Price allocated to such Property on Exhibit A. Termination of this Contract by Seller pursuant to this Section 7(F) shall only be effective upon Seller delivering to Buyer the Breakup Fee in immediately available funds.

(G) Notwithstanding any provision to the contrary contained herein, Buyer acknowledges and agrees that Seller’s obligation to close the transaction contemplated in this Contract with respect to the Property identified with an asterisk on Exhibit A (the “Contingent Sale Property”) is subject to Seller obtaining and delivering written notice thereof to Buyer that Seller has terminated the existing purchase and sale agreement for such Contingent Sale Property (the “Release”).

8. CLOSING; DEPOSITS INTO ESCROW. This transaction shall be closed and settled and the Limited Warranty Deeds delivered to Buyer and the Purchase Price paid to Seller (the “Closing”) with respect to any Property on or before fifteen (15) days following expiration of the Inspection Period with respect to the Property (as to the applicable Property, each a “Closing Date”). On or before the applicable Closing Date, Seller shall deposit, or cause the Related Companies to deposit, the following with the Escrow Agent with respect to such Property:

(a)	A duly executed Limited Warranty Deed for each Property;

(b)	A duly executed “Non Foreign Seller Affidavit” as required by Section 1445 of the Internal Revenue Code of 1986, as amended;

(c)	A duly executed Leaseback (as defined below) for each Property;

(d)	a duly executed memorandum of the Leaseback in recordable form (the “Leaseback Memorandum);

(e)	Such funds and other instruments, in recordable form or otherwise, as may be reasonably required by the Escrow Agent as a condition of the Closing;

(f)	A duly executed counterpart of the right of first offer for each Property in the form attached hereto as Exhibit “D” (each a “Right of First Offer”); and

(g)	Two (2) duly executed counterparts of a closing statement reflecting closing cost allocations prepared by Seller and submitted to Buyer for Buyer’s approval no later than five (5) days prior to the Closing Date (a “Closing Statement”).

On or before the applicable Closing Date, Buyer shall deposit with the Escrow Agent:

(a)	The difference between the Purchase Price for such Property and the portion of the Deposit allocated to such Property on Exhibit A, less an amount to Buyer for actual closing costs incurred by Buyer or charged to Buyer pursuant to Section 9(e) of up to 1% of the applicable Purchase Price;

(b)	A duly executed Leaseback for each Property;

(c)	A duly executed Leaseback Memorandum for each Property;

(d)	Such other funds and instruments, in recordable form or otherwise, as may be reasonably required by the Escrow Agent as a condition of the Closing;

(e)	A duly executed Right of First Offer for each Property; and

(f)	A duly executed Closing Statement.

9. ACTIONS BY ESCROW AGENT. The following shall act as the escrow agent hereunder (the “Escrow Agent”):

Chicago Title Insurance Company

171 N. Clark, 04CI

Chicago, Illinois 60601

Attn: Cindy Malone

Phone #: 312-223-3360

Fax #: 312-223-5791

This Contract shall serve as escrow instructions to the Escrow Agent, subject to any supplementary strict joint order escrow instructions; provided, however, that this Contract shall govern in the event of any conflict between said strict joint order instructions and any of the terms hereof. On the applicable Closing Date, if all the funds and documents set forth in Section 8 have been delivered to the Escrow Agent and if the Escrow Agent or the title company is in a position to issue and will issue Buyer’s Policies as described in Section 4, the Escrow Agent shall:

(a)	Cause the Limited Warranty Deeds and each Right of First Offer to be filed for record;

(b)	Upon Seller’s request, cause the Leaseback Memoranda to be recorded:

(c)	Cause the issuance and delivery to Buyer of the Buyer’s Policies, as described in Section 4;

(d)	Charge to the account of Buyer escrow and related fees, the cost of recording the Limited Warranty Deeds and any other documents related to this Contract, title insurance costs, including premiums and costs of endorsements and Commitments, and transfer or conveyance taxes or fees; and

(e)	Pay to or upon the order of Seller the cash balance of the Purchase Price after deducting all amounts herein required to be paid by Seller, including any broker’s commission payable by Seller as provided in Section 11.

The Escrow Agent shall deliver to Seller a copy of the recorded Limited Warranty Deeds and each Right of First Offer and its escrow statement in duplicate showing all the charges and credits affecting the account of Seller. The Escrow Agent shall deliver to Buyer the recorded Limited Warranty Deeds and each Right of First Offer; copies of any recorded mortgage deposited by Buyer; Buyer’s Policies; the balance, if any, of the funds deposited by Buyer remaining after disbursement in accordance with these directions; and its escrow statement in duplicate showing all charges and credits affecting the account of Buyer.

10. DEFAULT; REMEDIES.

(a)	If, at any time on or before the time of an applicable Closing on the applicable Closing Date, Seller fails or refuses to perform its obligations hereunder as and when provided in this Contract, as applicable, and such failure is not cured within ten (10) days from notice by Buyer to Seller, then and in any such case Buyer may (A) by written notice furnished to Seller and to the Escrow Agent, terminate this Contract, and in such event the Escrow Agent shall promptly return the Deposit (or remaining balance thereof if applicable) to Buyer, Seller shall pay the expenses of the Escrow Agent (including all title charges) through the date of such termination and Buyer may seek monetary damages for all actual out of pocket costs and expenses incurred by Buyer prior to the date of Seller’s failure or refusal to perform its obligations under this Contract, or (B) enforce specific performance of Seller’s obligations under this Contract.

(b)

If a Closing does not occur because of a default by Buyer under this Agreement, and if such default is not cured within ten (10) days from notice by Seller to Buyer, then: (i) this Agreement shall terminate; (ii) the Deposit (or remaining balance thereof if applicable) shall be paid to and retained by Seller as liquidated damages; and (iii) Seller and Buyer shall have no further obligations to each other. BUYER AND SELLER ACKNOWLEDGE THAT THE DAMAGES TO SELLER IN THE EVENT OF A BREACH OF THIS AGREEMENT BY BUYER WOULD BE DIFFICULT OR IMPOSSIBLE TO DETERMINE, THAT THE AMOUNT OF THE DEPOSIT REPRESENTS THE PARTIES’ BEST AND MOST ACCURATE ESTIMATE OF THE DAMAGES THAT WOULD BE SUFFERED BY SELLER IF THE CLOSING SHOULD FAIL TO OCCUR AND THAT SUCH ESTIMATE IS REASONABLE UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS AGREEMENT AND UNDER THE CIRCUMSTANCES THAT SELLER AND BUYER REASONABLY ANTICIPATE WOULD EXIST AT THE TIME OF SUCH BREACH. BUYER AND SELLER AGREE

THAT SELLER’S RIGHT TO RETAIN THE DEPOSIT SHALL BE SELLER’S SOLE REMEDY, AT LAW AND IN EQUITY, FOR BUYER’S FAILURE TO PURCHASE THE PROPERTY IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT.

11. BROKER. Buyer and Seller warrant and represent to one another that they have used no broker in connection with this transaction. Each party agrees to indemnify and save the other harmless from and against any and all claims for brokerage commissions arising from their respective dealings with any broker other than those identified in this Section 11. The foregoing warranties, representations and indemnities shall survive the delivery and recording of the Limited Warranty Deeds for record and shall not be merged into said Limited Warranty Deeds.

12. NOTICES. For the purposes of all notices and communications between the parties, the addresses of Buyer and Seller shall be as follows:

BUYER:	NorthAmerican Terminals Management, Inc.
201 West Street
Annapolis, MD 21401
Attn: Robert Fordi
FAX #: 410-280-0100

SELLER:	YRC Worldwide Inc.
P. O. Box 471
1077 Gorge Boulevard
Akron, Ohio 44309 0471
Attn: Real Estate and Properties
FAX#: (330) 258-2597

Any notices and other communications to be delivered by either party to the other pursuant to this Contract shall be in writing and shall be deemed delivered as follows, except as otherwise specifically provided in this Contract: (a) when hand delivered or telecopied (provided that telecopied notices must be confirmed within any applicable time period plus two (2) days by one of the following methods of notice); (b) one (1) business day after mailing by Federal Express or other overnight courier service; or (c) upon receipt (or refusal to accept delivery) by United States registered or certified mail, postage prepaid, return receipt requested, in each case addressed to the party to be charged with notice at the above recited address or the above recited telecopier number or such other address or telecopier number as either party from time to time may designate by notice delivered to the other; provided, however, that no notice of change of address or telecopier number shall be deemed given until actually received by the party to be notified. Except as otherwise specifically provided herein, in the computation of any period of time which shall be required or permitted hereunder or under any law for any notice or other communication or for the performance of any term, condition, covenant or obligation, the day from which such period runs shall be excluded and the last day of such period shall be included unless it is a Saturday, Sunday or legal holiday, in which case the period shall be deemed to run until the end of the next day which is not a Saturday, Sunday or legal holiday.

13. NON-ASSIGNMENT BY BUYER. This Agreement and the rights granted hereunder are personal unto Buyer and may not be assigned, transferred or conveyed by Buyer in whole or in part (except to an affiliate of Buyer) without the prior written consent of Seller, which may be withheld by Seller in its sole and absolute discretion. Notwithstanding the foregoing, without Seller’s consent Buyer may, by written notice delivered to Seller no later than three (3) business days prior to the Closing Date, designate individuals or entities other than Buyer to take title to the Property pursuant to the Limited Warranty Deeds. No assignment by Buyer of this Contract or its rights hereunder, whether permitted hereunder or upon Seller’s consent, shall relieve Buyer of its obligations to Seller hereunder.

14. LIKE-KIND EXCHANGE. Seller, at any time prior to the applicable Closing Date, may elect to effect a simultaneous or non-simultaneous tax-deferred exchange pursuant to Section 1031, and the regulations pertaining thereto, of the Internal Revenue Code of 1986, as amended. Buyer expressly agrees to cooperate with Seller in connection with any such exchange in any manner which shall not impose any additional cost or liability upon Buyer, including without limitation by executing any and all documents, including escrow instructions or agreements consenting to Seller’s assignment of its rights and obligations hereunder to an exchange entity, which may be necessary to carry out such an exchange; provided, however, that Buyer shall not be required to take title to any property in order to accommodate Seller in effecting the exchange; and provided further, however, that Seller’s election to effect such an exchange shall not delay the applicable Closing Date.

15. MISCELLANEOUS:

(A) This Contract: (i) contains the entire agreement between the parties and no promise, representation, warranty, covenant, agreement, or understanding not specifically set forth in this Contract shall be binding upon either party; (ii) may not be amended, modified, or supplemented in any manner except in writing signed by the parties; (iii) shall be construed and governed under the laws of the state of New York without regard to the principles of choice of law and conflicts of law; (iv) shall not be construed more stringently in favor of one party against the other regardless of which party has prepared the same; (v) shall be binding upon, and inure to the benefit of, the parties and their respective heirs, executors, administrators, personal and legal representatives, successors, and permitted assigns; (vi) shall not be binding until this Contract shall be executed and delivered by the parties, to each other; and (vii) may be executed in counterparts, each of which shall be deemed an original, but which all together constitute the same instrument.

(B) Any person executing this Contract on behalf of a corporation, limited liability company, trust, partnership or other entity represents and warrants that such person is authorized to execute and deliver this Contract on behalf of such entity.

(C) The failure of either party to insist upon strict performance of any provision of this Contract shall not be deemed a waiver of any rights or remedies at any other time.

(D) The exhibits attached hereto are incorporated herein by this reference.

(E) In the event of any conflict between this Contract and an exhibit, the exhibit shall control.

(F) Headings are for convenience only and are not a part of this Contract.

(G) The invalidity or unenforceability of any term or provision shall not affect the validity or enforceability of the remainder of this Contract.

(H) The parties agree to obtain, execute, deliver, and file such additional documents, instruments, and consents as may be reasonably requested by either party, at the sole cost and expense of the requesting party, in order to fully effectuate the terms and conditions of this Contract.

(I) Risk of loss with respect to each Property shall remain with Seller until the applicable Closing is completed. Seller shall maintain in full force and effect all of Seller’s existing fire and extended coverage insurance on the Property until the applicable Closing Date. Seller’s existing insurance policy shall be canceled as of the applicable Closing Date and Buyer shall obtain new insurance at such time. If, prior to the applicable Closing Date, any building or other improvement on any Property is damaged or destroyed by any cause in any amount, Seller shall promptly notify Buyer and Buyer shall have the option (i) to terminate this Contract with respect to the applicable Property by notice to Seller (such notice to be given within five (5) days after Buyer is given notice of such damage or destruction), or (ii) to proceed with this transaction, in which latter event Buyer shall receive all proceeds of insurance payable by reason of such damage or destruction, in which event Seller shall have the right to elect not to enter into the Leaseback at Closing for such Property; provided, however, that if such damage or destruction is in an amount which is equal to or less than twenty-five percent (25%) of the replacement cost of the improvements and fixtures constituting a portion of the applicable Property, Buyer shall not have the option to terminate this Contract with respect to the applicable Property if Seller shall agree in writing to (a) promptly cause such damaged building or improvement to be replaced or restored to the condition it was in prior to such damage or destruction, in which event all insurance proceeds shall be made available to Seller for such replacement or restoration or (b) deliver to Buyer on the applicable Closing Date (or subtract from the Purchase Price an amount equal to the sum of) all proceeds of insurance payable by reason of such damage or destruction together with the additional amount, if any, which is required to replace or restore such damaged building or improvement to the condition it was in prior to such damage or destruction, in which event, Section 19 of the Leaseback shall apply. If Buyer elects to cancel this Contract pursuant to this Section 15(I) with respect to a Property, Seller shall cause the Escrow Agent to refund the portion of the Deposit received by Seller allocated to such Property on Exhibit A to Buyer, and neither party shall thereafter have any further rights, duties or liabilities under this Agreement with respect to the applicable Property.

(J) If, before the applicable Closing Date, all or any material portion of any Property is taken or a proceeding is commenced to take the same by eminent domain or private sale in lieu thereof, Buyer, at its option, may elect (i) to proceed to Closing, or (ii) to cancel this Contract with respect to the applicable Property. Such election shall be made by written notice from Buyer to Seller given not more than five (5) days after written notice from Seller to Buyer of such condemnation affecting the Property. If Buyer elects to cancel this Contract with respect to the applicable Property in such event, Seller shall cause the Escrow Agent to refund the proportionate share of the Deposit to Buyer, and neither party shall thereafter have any further rights, duties or liabilities under this Contract with respect to the applicable Property. If Buyer elects to proceed to Closing , Seller shall assign to Buyer all of Seller’s rights, title and interest in and to any awards that may be payable for such taking, in which event Seller shall have the right to elect not to enter into a Leaseback at Closing for such Property.

16. LEASEBACK. Except as otherwise specifically provided herein, at the applicable Closing the parties shall execute a lease for each Property substantially in the form attached hereto as Exhibit “C” (each a “Leaseback”).

17. ACCEPTANCE. In the event this Contract is not signed simultaneously by both parties, it shall be considered to be an offer made to the other party by the party first executing it. In such event, the offer shall automatically expire at midnight, Akron, Ohio time, on August __, 2009, unless one copy of this Contract executed by the party to whom this offer has been made shall have been actually received by the party making the offer, or its attorney, prior to the aforementioned expiration date.

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IN WITNESS WHEREOF, the respective parties have executed this instrument as of the day and year first herein above written

SELLER:

YRC WORLDWIDE INC., a Delaware corporation

By:	/s/ Brad S. Schroeder
Name:	Brad S. Schroeder
Its:	VP President & Properties
Date:	August 7, 2009

BUYER:

NORTHAMERICAN TERMINALS MANAGEMENT, INC., a Delaware corporation

By:	/s/ Robert Fordi
Name:	Robert Fordi
Its:	President
Date:	August 7th, 2009

ESCROW AGENT’S ACKNOWLEDGMENT AND AGREEMENT

Re:	Sale by YRC Worldwide Inc. to NorthAmerican Terminals Management, Inc. of Property Located at (See Exhibit A)

The undersigned acknowledges receipt of the Deposit of $300,000 and agrees to act as the Escrow Agent in accordance with the provisions of the foregoing Contract.

(~~Agent for~~ Chicago Title Insurance Company)

By:	/s/ Regina Springer
Name:	Regina Springer
Its:	AVP-Sr. Escrow Officer
Date:	August 20, 2009

INSTRUCTIONS TO ESCROW AGENT: upon signing the foregoing acknowledgment and agreement, telecopy a signed copy to:

LON C. MARINO
YRC NORTH AMERICAN
TRANSPORTATION, INC.
PHONE #: (330) 384-2305
FAX #: (330913) 258-2597982-2695

JAMES C. GODEY

PHONE #: (410) 280-1100 FAX #: (410) 280-0100

FIRST AMENDMENT

TO

REAL ESTATE SALES CONTRACT

(YRC / NATM [Sale/Leaseback])

August 21, 2009 (the “Effective Date”)

THIS FIRST AMENDMENT TO REAL ESTATE SALES CONTRACT (this “Amendment”) is entered into by and between YRC WORLDWIDE INC. (“Seller”), a Delaware corporation, as seller, and NORTHAMERICAN TERMINALS MANAGEMENT, INC. (“Buyer”), a Delaware company, as buyer.

Recitals

A. Effective as of August 14, 2009 Buyer and Seller entered into that certain Real Estate Sales Contract (the “Sale/Leaseback Contract”), whereby Buyer agreed to purchase from Seller, and Seller agreed to sell to Buyer, those certain improved real properties located in California, as more particularly described in the Sale/Leaseback Contract.

B. Buyer and Seller have agreed to amend the Sale/Leaseback Contract as set forth below.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which hereby are acknowledged, Seller and Buyer hereby agree as follows:

Agreements

1. Defined Terms. All capitalized terms not defined herein shall have the meanings ascribed to them in the Sale/Leaseback Contract.

2. Effect of this Amendment. Except as expressly modified in this Amendment, the Sale/Leaseback Contract shall continue in full force and effect according to its terms and Buyer and Seller hereby ratify and affirm all their respective rights and obligations under the Sale/Leaseback Contract.

3. Conflicting Provisions. In the event any term or provision contained herein conflicts with the Sale/Leaseback Contract, the terms and provisions of this Amendment shall control.

4. Leaseback.

(a) Article 14 and Article 15 of the Leaseback to be executed is hereby deleted in its entirety and substituted in it places is the new Article 14 and Article 15 set forth on Exhibit “A”, attached hereto and incorporated herein by reference.

(b) In addition, the first paragraph of Article 16 of the Leaseback shall be amended in its entirety and replaced with the following:

Tenant shall indemnify, protect, hold harmless, and shall defend at its own expense, Landlord, Landlord’s mortgagees, Landlord’s investment manager, Landlord’s asset manager, Landlord’s property manager, and their respective officers, employees, contractors, invitees and/or agents (collectively, “Landlord, et al.”), against any and all claims and demands made by or arising from Tenant’s officers, employees, contractors, invitees and/or agents (collectively, “Tenant, et al.”) and/or from the actual or alleged act or omission of Tenant, et al. (except to the extent arising from Landlord, et al.’s gross negligence or willful misconduct, in which event this indemnity will not apply to the party committing the wrongful act in direct proportion to the extent of the gross negligence or willful misconduct), as well as those claims and demands arising from Tenant’s failure to comply with any applicable environmental laws or regulations (as described in more detail previously herein) and with any covenants of this Lease Agreement on its part to be performed.

Tenant agrees to waive all claims against Landlord, et al. on account of any loss or damage from whatsoever cause (other than gross negligence or willful misconduct of Landlord, et al., in which event this waiver will not apply to the party committing the wrongful act in direct proportion to the extent of the gross negligence or willful misconduct) which may occur to it or its property in the use and occupancy of the Leased Premises, the giving of this waiver being one of the considerations upon which this Lease Agreement is granted.

Landlord shall indemnify, protect, hold harmless, and shall defend at its own expense, Tenant against any and all claims and demands made by or arising from Landlord, et al.’s gross negligence or willful misconduct.

5. Counterpart; Facsimile Signature. Facsimile signatures appearing hereon shall be deemed an original and this document may be executed simultaneously on two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute one (1) and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, Seller and Buyer execute this Amendment to be enforceable on the Effective Date.

SELLER:		BUYER:

YRC WORLDWIDE INC., a Delaware corporation		NORTHAMERICAN TERMINALS MANAGEMENT, INC. a Delaware corporation

By:	/s/ Brad S. Schroeder	By:	/s/ Robert Fordi
Name:	Brad S. Schroeder	Name:	Robert Fordi
Its:	Authorized Officer	Its:	President

SECOND AMENDMENT

TO

REAL ESTATE SALES CONTRACT

(YRC / NATM [Sale/Leaseback])

September 21, 2009 (the “Effective Date”)

THIS SECOND AMENDMENT TO REAL ESTATE SALES CONTRACT (this “Amendment”) is entered into by and between YRC WORLDWIDE INC. (“Seller”), a Delaware corporation, as seller, and NORTHAMERICAN TERMINALS MANAGEMENT, INC. (“Buyer”), a Delaware company, as buyer.

Recitals

A. Effective as of August 14, 2009, Buyer and Seller entered into that certain Real Estate Sales Contract, which was amended by that certain First Amendment to Real Estate Sales Contract dated August 21, 2009 (collectively, “Sale/Leaseback Contract”), whereby Buyer agreed to purchase from Seller, and Seller agreed to sell to Buyer, those certain improved real properties located in various locations, as more particularly described in the Sale/Leaseback Contract.

B. Buyer and Seller have agreed to amend the Sale/Leaseback Contract as set forth below.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which hereby are acknowledged, Seller and Buyer hereby agree as follows:

Agreements

1. Defined Terms. All capitalized terms not defined herein shall have the meanings ascribed to them in the Sale/Leaseback Contract.

2. Effect of this Amendment. Except as expressly modified in this Amendment, the Sale/Leaseback Contract shall continue in full force and effect according to its terms and Buyer and Seller hereby ratify and affirm all their respective rights and obligations under the Sale/Leaseback Contract.

3. Conflicting Provisions. In the event any term or provision contained herein conflicts with the Sale/Leaseback Contract, the terms and provisions of this Amendment shall control.

4. Property. Exhibit “A” to the Sale/Leaseback Contract is deleted in its entirety and substituted in lieu thereof is Exhibit “A”, attached to this Amendment and incorporated herein by reference.

5. Purchase Price. The Purchase Price shall be reduced to Twenty-One Million Six Hundred Forty-Two Thousand Five Hundred Sixty-Four and No/100 Dollars ($21,642,564.00).

6. Deposit. Within two (2) business days of the Effective Date of this Amendment, Buyer shall deposit with the Escrow Agent an Additional Deposit in the amount of Thirteen Thousand Five Hundred Ninety-Nine and 00/100 Dollars ($13,599).

7. Inspection Period. Buyer has tendered to Seller a Notice of Commencement as to all the Property. The Inspection Period with respect to each Property shall have commenced on the Effective Date of this Amendment.

8. Counterpart; Facsimile Signature. Facsimile signatures appearing hereon shall be deemed an original and this document may be executed simultaneously on two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute one (1) and the same instrument.

IN WITNESS WHEREOF, Seller and Buyer execute this Amendment to be enforceable on the Effective Date.

SELLER:		BUYER:

YRC WORLDWIDE INC., a Delaware corporation		NORTHAMERICAN TERMINALS MANAGEMENT, INC. a Delaware corporation

By:	/s/ Brad S. Schroeder	By:	/s/ Robert Fordi
Name:	Brad S. Schroeder	Name:	Robert Fordi
Its:	VP Finance & Properties	Its:	President

THIRD AMENDMENT

TO

REAL ESTATE SALES CONTRACT

(YRC / NATM [Sale/Leaseback])

November 4, 2009 (the “Effective Date”)

THIS THIRD AMENDMENT TO REAL ESTATE SALES CONTRACT (this “Amendment”) is entered into by and between YRC WORLDWIDE INC. (“Seller”), a Delaware corporation, as seller, and NORTHAMERICAN TERMINALS MANAGEMENT, INC. (“Buyer”), a Delaware company, as buyer.

Recitals

A. Effective as of August 14, 2009, Buyer and Seller entered into that certain Real Estate Sales Contract, which was amended by that certain First Amendment to Real Estate Sales Contract dated August 21, 2009, and that certain Second Amendment to Real Estate Sales Contract dated September 21, 2009 (collectively, “Sale/Leaseback Contract”), whereby Buyer agreed to purchase from Seller, and Seller agreed to sell to Buyer, those certain improved real properties located in various locations, as more particularly described in the Sale/Leaseback Contract.

B. Buyer and Seller have agreed to amend the Sale/Leaseback Contract as set forth below.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which hereby are acknowledged, Seller and Buyer hereby agree as follows:

Agreements

1. Defined Terms. All capitalized terms not defined herein shall have the meanings ascribed to them in the Sale/Leaseback Contract.

2. Effect of this Amendment. Except as expressly modified in this Amendment, the Sale/Leaseback Contract shall continue in full force and effect according to its terms and Buyer and Seller hereby ratify and affirm all their respective rights and obligations under the Sale/Leaseback Contract.

3. Conflicting Provisions. In the event any term or provision contained herein conflicts with the Sale/Leaseback Contract, the terms and provisions of this Amendment shall control.

4. Property. Exhibit “A” to the Sale/Leaseback Contract is deleted in its entirety and substituted in lieu thereof is Exhibit “A”, attached to this Amendment and incorporated herein by reference.

5. Inspection Property and Closing Date. The Inspection Period with respect to each Property shall be extended to and expire at 5 p.m. (CST) on November 25, 2009, and the Closing and Closing Date shall be December 15, 2009.

6. Due Diligence Reimbursement and Materials. Seller agrees to promptly pay to Buyer $48,000, which represents reimbursement to Buyer for due diligence expenses.

7. Third Party Investigative and Inspection Reports. The following sentence is inserted after the first sentence in Section 7(C): “As to any Property with respect to which this Contract is terminated pursuant to this Section 7(C) or Section 7(F), Buyer shall promptly following such termination provide to Seller copies of all of Buyer’s third party inspections and investigations with respect to such Property.”

8. Purchase Price. The Purchase Price shall be reduced to $16,787,009, and allocated as set forth on Exhibit “A”, attached to this Amendment and incorporated herein by reference.

9. Initial Deposit. The Initial Deposit shall be reduced to the sum of $167,871, and allocated as set forth on Exhibit “A”, attached to this Amendment and incorporated herein by reference. Seller hereby consents to the return to Buyer of the amount of $48,556 held by the Escrow Agent as a Deposit pursuant to the Sale/Leaseback Contract.

10. Leaseback and RFO Forms Exhibit “C” Leaseback to the Sale/Leaseback Contract is deleted in its entirety and substituted in its place is Exhibit “C” Leaseback attached hereto. Article 8 of the Sale/Leaseback Contract is hereby amended by replacing the language “A duly executed counterpart of the right of first offer for each Property in the form attached hereto as Exhibit “D” (each a “Right of First Offer”)” in the first subsection (f) with “Intentionally Omitted.” Article 8 of the Sale/Leaseback Contract is hereby amended by replacing the language “A duly executed Right of First Offer for each Property” in the second subsection (e) with “Intentionally Omitted.” Article 9 of the Sale/Leaseback Contract is hereby amended by deleting the language “and each Right of First Offer” from subsection (a), the penultimate sentence of Article 9, and the final sentence of Article 9. Exhibit “D” Right of First Offer to the Sale/Leaseback Contract is deleted in its entirety.

8. Counterpart; Facsimile Signature. Facsimile signatures appearing hereon shall be deemed an original and this document may be executed simultaneously on two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute one (1) and the same instrument.

IN WITNESS WHEREOF, Seller and Buyer execute this Amendment to be enforceable on the Effective Date.

SELLER:	BUYER:

YRC WORLDWIDE INC., a Delaware corporation	NORTHAMERICAN TERMINALS MANAGEMENT, INC. a Delaware corporation

By:	By:
Name:	Name:
Its:	Its: